FORM OF TERM NOTE

NOTE DATE:  ________________

$1,058,219.44

LOAN NO. 8558911

FOR VALUE RECEIVED, M-tron Industries, Inc., a Delaware corporation, and Piezo Technology, Inc., a Florida corporation (collectively, the “Borrowers”), jointly and severally promise to pay to the order of First National Bank of Omaha, a national banking association (the “Bank”), at its principal office or such other address as Bank or holder may designate from time to time, the principal sum of $1,058,219.44, or the amount shown on Bank’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, Bank’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This Term Note is executed pursuant to that certain Amended & Restated Loan Agreement, of even date herewith, between Borrowers and Bank (the “Loan Agreement”).  All capitalized terms not otherwise defined in this Term Note shall have the meanings provided in the Loan Agreement.

Interest Accrual.  Interest on the principal amount outstanding shall accrue at a variable rate equal to the greater of the floating Prime Rate as published in the Wall Street Journal (the “National Prime Rate”), plus 50 basis points or 4.50% prior to the Term Loan Termination Date. After the Term Loan Termination Date, interest on the principal amount outstanding shall accrue at a variable rate equal to the floating National Prime Rate plus 6.00%.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

Repayment Terms.  Beginning on the 24th day of the month immediately following the date of this Term Note, and on the 24 th day of each and every month thereafter until the Term Loan Termination Date, Borrowers agree to pay the sum of $21,743.27, which shall be applied first to accrued interest on this Term Note and then to principal.  On the Term Loan Termination Date, all remaining principal and accrued interest are due and payable.

Prepayment.  This Term Note may be prepaid in whole or in part without premium or penalty but with interest accrued on the amount prepaid to the date of payment.

Additional Terms and Conditions.  The Loan Agreement, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Term Note by reference.  Borrowers agree to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by Bank, if this Term Note is not paid as provided above.  This Term Note shall be governed by the substantive laws of the State of Nebraska.

Waiver of Presentment and Notice of Dishonor.  Borrowers jointly and severally and any other person who signs, guarantees or endorses this Term Note, to the extent allowed by law, hereby waive presentment, demand for payment, notice of dishonor, protest and any notice relating to the acceleration of the maturity of this Term Note.

Restated Note.  This Term Note is a restated version of the Term Note issued pursuant to that certain Loan Agreement dated as of October 14, 2004, as amended by the First Amendment to Loan Agreement dated May 31, 2005, the Second Amendment to Loan Agreement dated June 30, 2006, the Third Amendment to Loan Agreement dated October 3, 2006, the Fourth Amendment to Loan Agreement dated June 30, 2007, the Fifth Amendment to the Loan Agreement dated June 30, 2008, the Change in Terms Agreement dated as of June 30, 2009, and the Change in Terms Agreement dated as of July 31, 2009.

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M-TRON INDUSTRIES, INC., a Delaware corporation, as Borrower

By:

      Greg Anderson, President

PIEZO TECHNOLOGY, INC., a Florida corporation, as Borrower

By:

      Greg Anderson, President

STATE OF

 )

 ) ss.

COUNTY OF

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On this           day of ____________, 2009, before me, the undersigned, a Notary Public, personally appeared Greg Anderson, on behalf of said entity as President of M-tron Industries, Inc., a Delaware corporation, Borrower, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the corporation.

Notary Public

STATE OF

 )

 ) ss.

COUNTY OF

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On this           day of ____________, 2009, before me, the undersigned, a Notary Public, personally appeared Greg Anderson, on behalf of said entity as President of Piezo Technology, Inc., a Florida corporation, Borrower, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the corporation.

Notary Public